Exhibit 10.1

GENERAL SECURITY AGREEMENT

DATED for reference this 21st day of May, 2019

1. LOCALITY SYSTEMS Inc. (the “Debtor”), having an address for notice purposes at 209 – 810 Quayside Drive, New Westminster, BC V3M 6B9, as continuing security for the repayment and the performance of each of the Obligations (as defined herein) grants to each of Kirk Moir, Eddie Ho, James Hallett, Francis Albert Hallett, and Daryl Harms (collectively, the “Vendors” or “Secured Parties”) that are signatory to that Share Purchase Agreement, dated May 21, 2019 (the “Purchase Agreement”), among the Vendors, Kirk Moir, as Vendor’s representative (the “Vendor’s Representative”), Gairbaldi Capital Advisors Ltd. solely for purposes of Setion 2.5 and Article VII, the Debtor, Inpixon, and Inpixon Canada, Inc., as purchaser (the “Purchaser”), a continuing, specific and fixed assignment, transfer, mortgage, charge and security interest in and to all of the Collateral (as defined herein).

2. Priority.   Each of the Secured Parties and the Debtor hereby acknowledges, confirms and agrees that the security interests granted in and to the Collateral shall be fully, unconditionally and irrevocably subordinate in all respects in favour of any security interests granted by the Debtor from time to time in favour of Payplant LLC.

3. Attachment. The Debtor acknowledges that value has been given. The security interests created hereby are intended to attach, as to all of the Collateral in which the Debtor has an interest in accordance with the terms of the Purchase Agreement, when the Debtor executes this Security Agreement.

4. Exceptions - Leases. The last day of any term reserved by any lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Debtor is hereby excepted out of the security interests created hereby. The Debtor shall assign and dispose of such last day of any term reserved by any such lease in such manner as the Secured Parties may from time to time direct in writing. Upon any sale, assignment, sublease or other disposition of such lease or agreement to lease, the Secured Parties shall, for the purpose of vesting the aforesaid residue of any such term in any purchaser, assignee, sublessee or such other acquirer of the lease, agreement to lease or any interest therein, be entitled by deed or other written instrument to assign to such other person, the aforesaid residue of any such term in place of the Debtor and to vest the same freed and discharged from any obligation whatsoever respecting the same.

5. Where Consent Required. Nothing herein shall constitute an assignment or attempted assignment of any right, privilege, benefit, contract, permit, policy or other document or instrument which by the provisions thereof or by law is not assignable or which requires the consent of any third party to its assignment unless and until such consent is obtained or is waived by the third party. In each such case the Debtor shall, unless the Vendors’ Representative otherwise agrees in writing, forthwith obtain the consent of any necessary third party to its assignment hereby and for its further assignment by the Secured Parties to any third party who may acquire same as a result of the Secured Parties’ exercise of remedies after an Event of Default. Upon such consents being obtained or waived, this Security Agreement shall apply thereto without regard to this Section 5 and without the necessity of any further assurance to effect the assignment thereof.

6. Pending Consent. In any case to which Section 5 applies, unless and until consent to assignment is obtained as therein provided, the Debtor shall, to the extent it may do so by law or pursuant to the provisions of the document or interest therein referred to, hold all benefit to be derived therefrom in trust for the Secured Parties as additional security for performance of the Obligations and shall deliver up all such benefit to the Secured Parties forthwith upon demand by the Secured Parties.

7. Collateral. The Company IP, Company IT Systems and Company Software (in each case as defined in the Purchase Agreement), and all modifications, derivative works and goodwill arising from the use of the foregoing, are, unless otherwise specified, herein referred to as the “Collateral”.

8. Defined Terms. Unless the context otherwise requires or unless otherwise specified, all the terms used herein with initial capitals which are defined in the Personal Property Security Act (British Columbia) or the regulations thereunder, as they may be amended, restated or replaced by successor legislation of comparable effect (collectively, the “PPSA”), have the same meaning herein as in the PPSA.

9. Obligations Secured. The Collateral constitutes and will constitute continuing security for the payment and performance when due by the Purchaser of all Installment Cash Consideration (as defined in the Purchase Agreement) (collectively, the “Obligations”).

10. Change of Name.  The Debtor agrees not to change its name or any name under which it carries on business without giving to the Secured Parties five (5) day’s prior written notice of the change.

11. Disclosure.  The Debtor agrees to deliver to the Secured Parties upon request such information concerning the Collateral, the Debtor and the Debtor's business and affairs as the Secured Parties may request.

12. Representations and Warranties. The Debtor represents and warrants to the Secured Parties that:

(a)	this Security Agreement is granted in accordance with resolutions of the directors of the Debtor and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Debtor’s obligations hereunder, legal, valid and binding; and

(b)	other than the security interests granted to Payplant LLC, if any, there is no security interest in, charge, encumbrance or lien over, or claim against any of the Debtor’s property, assets, or undertakings which ranks or could in any event rank in priority to or pari passu with any of the security interests created by this Security Agreement.

13. Default.  The Debtor shall be in default under this Security Agreement upon the occurrence of any of the following events which has not been cured within thirty (30) days (“Events of Default”):

(a)	Performance of Obligations. The Purchaser defaults in the payment or performance of any of the Obligations;

(c)	Breach of Agreement. The Debtor breaches any term, provision, warranty, representation or covenant under this Security Agreement;

(c)	Cease to Carry on Business. The Debtor ceases or threatens to cease to carry on business;

(d)	Bankruptcy, Insolvency. The dissolution, termination of existence, insolvency, bankruptcy or business failure of the Debtor, or upon the appointment of a receiver, receiver-manager or receiver and manager of any part of the property of the Debtor, or the commencement by or against the Debtor of any proceeding under any bankruptcy, arrangement, reorganization, dissolution, liquidation, insolvency or similar law for the relief of or otherwise affecting creditors of the Debtor, or by or against any guarantor or surety for the Debtor, or upon the issue of any writ of execution, warrant, attachment, sequestration, levy, third party demand, notice of intention to enforce security or garnishment or similar process against the Debtor or any part of the Collateral;

(e)	Commit Act of Bankruptcy. The Debtor commits or threatens to commit an act of bankruptcy;

(f)	Dissolution, Winding Up. The institution by or against the Debtor of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of the Debtor;

(g)	Transfer of Collateral. Any Collateral is transferred or sold without the Secured Parties’ prior written consent except for sales of inventory, licenses or sublicenses of intellectual property to customers in the ordinary course of Debtor’s business;

(h)	Destruction of Collateral. Any material portion of the Collateral is damaged or destroyed except for ordinary wear and tear resulting from its normal and expected use in Debtor’s business; or

(i)	Grant of Additional Security in Collateral. The creation or permitting to exist of any security interest in, charge, encumbrance or lien over, or claim against any of the Collateral which ranks or could in any event rank in priority to or pari passu with any of the security interests created by this Security Agreement, without the prior written consent of the Vendors’ Representative.

14. Secured Parties’ Remedies on Default.  Upon the occurrence of an Event of Default all of the Obligations shall become immediately due and payable without notice to the Debtor, and the Secured Parties may, at its option, proceed to enforce payment of same and to exercise any or all of the rights and remedies contained herein, including, without limitation, the signification and collection of any debts, accounts, claims or monies owed to the Debtor or otherwise afforded by law, in equity or otherwise. The Secured Parties shall have the right to enforce one or more remedies successively or concurrently in accordance with applicable law and the Secured Parties expressly retain all rights and remedies not inconsistent with the provisions herein including all the rights it may have under the PPSA, and, without restricting the generality of the foregoing but subject in all cases to Section 15, the Secured Parties may upon such Event of Default:

(a)	Appointment of Receiver. Appoint by instrument in writing a receiver, receiver-manager or receiver and manager (herein a “Receiver”) of the Debtor and of all or any part of the Collateral and remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver. Any Receiver appointed by the Secured Parties so far as concerns responsibility for its acts shall be deemed the agent of the Debtor and not of the Secured Parties. Where the Secured Parties are referred to in this Section the reference includes, where the context permits, any Receiver so appointed and the officers, employees, servants or agents of such Receiver;

(b)	Enter and Repossess. Immediately and without notice enter the Debtor’s premises and repossess, disable or remove the Collateral and the Debtor hereby grants to the Secured Parties a licence to occupy any premises of the Debtor for the purpose of storage of the Collateral;

(c)	Retain the Collateral. Retain and administer the Collateral in the Secured Parties’ sole and unfettered discretion, which the Debtor hereby acknowledges is commercially reasonable;

(d)	Dispose of the Collateral. Dispose of any Collateral by public auction, private tender or private contract with or without notice, advertising or any other formality, all of which are hereby waived by the Debtor. The Secured Parties may, at their discretion establish the terms of such disposition, including, without limitation, terms and conditions as to credit, upset, reserve bid or price. The Secured Parties may also lease the Collateral on such terms as it deems appropriate. The payments for Collateral, whether on a disposition or lease, may be deferred. All payments made pursuant to such dispositions shall be credited against the Obligations only as they are actually received. The Secured Parties may buy in, rescind or vary any contract for the disposition of any Collateral and may dispose of any Collateral again without being answerable for any loss occasioned thereby. Any such disposition may take place whether or not the Secured Parties have taken possession of the Collateral;

(e)	Foreclose. Foreclose upon the Collateral in satisfaction of the Obligations. The Secured Parties may designate any part of the Obligations to be satisfied by the foreclosure of particular Collateral which the Secured Parties consider to have a net realizable value approximating the amount of the designated part of the Obligations, in which case only the designated part of the Obligations shall be deemed to be satisfied by the foreclosure of the particular Collateral;

(f)	Carry on Business. Carry on or concur in the carrying on of all or any part of the business of the Debtor and may, in any event, to the exclusion of all others, including the Debtor, enter upon, occupy and use all premises of or occupied or used by the Debtor and use any of the personal property (which shall include fixtures) of the Debtor for such time and such purposes as the Secured Parties see fit. The Secured Parties shall not be liable to the Debtor for any neglect in so doing or in respect of any rent, costs, charges, depreciation or damages in connection therewith;

(g)	Payment of Encumbrances. Pay any Encumbrance that may exist or be threatened against the Collateral. In any such case the amounts so paid together with costs, charges and expenses incurred in connection therewith shall be added to the Obligations secured by this Security Agreement;

(h)	Payment of Deficiency. If the proceeds of realization are insufficient to pay all monetary Obligations, the Debtor shall forthwith pay or cause to be paid to the Secured Parties any deficiency and the Secured Parties may sue the Debtor to collect the amount of such deficiency; and

(i)	Dealing with Collateral. Subject to applicable law seize, collect, realize, borrow money on the security of, release to third parties, sell (by way of public or private sale), lease or otherwise deal with the Collateral in such manner, upon such terms and conditions, at such time or times and place or places and for such consideration as may seem to the Secured Parties advisable and without notice to the Debtor. The Secured Parties may charge on their own behalf and pay to others sums for expenses incurred and for services rendered (expressly including legal services, consulting, receivers and accounting fees) in or in connection with seizing, collecting, realizing, borrowing on the security of, selling or obtaining payment of the Collateral and may add such sums to the Obligations secured by this Security Agreement.

15. Limitation of Remedies. The Secured Parties’ enforcement of its rights under Section 14 solely in respect of any modifications or derivative works arising from the use of the Company IP, Company IT Systems and Company Software after the date hereof will be limited to use of such modifications and derivative works pursuant to a non-exclusive, fully-paid, perpetual, sublicensable, worldwide license in favour of the Secured Parties.

16. Secured Parties Not Liable for Failure to Exercise Remedies.  The Secured Parties shall not be liable or accountable for any failure to exercise any of its remedies.

17. Allocation of Proceeds.  All monies collected or received by the Secured Parties in respect of the Collateral may be held by the Secured Parties and may be applied on account of such parts of the Obligations at the sole discretion of the Secured Parties.

18. Extension of Time.  The Secured Parties may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, release the Collateral to third parties and otherwise deal with the Debtor’s guarantors or sureties and others and with the Collateral and other securities as the Secured Parties may see fit without prejudice to the Obligations, or the Secured Parties’ rights, remedies and powers under this Security Agreement. No extension of time, forbearance, indulgence or other accommodation now, heretofore or hereafter given by the Secured Parties to the Debtor or the Purchaser shall operate as a waiver, alteration or amendment of the rights of the Secured Parties or otherwise preclude the Secured Parties from enforcing such rights.

19. Effect of Appointment of Receiver.  As soon as the Secured Parties take possession of any Collateral or appoints a receiver (the “Receiver”), all powers, functions, rights and privileges of the directors and officers of the Debtor with respect to that Collateral shall cease, unless specifically continued by the written consent of the Secured Parties or the Receiver.

20. Limitation of Liability.  The Secured Parties shall not be liable by reason of any entry into or taking possession of any of the Collateral hereby charged or intended so to be or any part thereof, to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or any act or omission for which a Secured Party in possession might be liable.

21. Release by Debtor.  The Debtor hereby releases and discharges the Secured Parties and the Receiver from every claim of every nature which may arise or be caused to the Debtor or any person claiming through or under the Debtor by reason or as a result of anything done by the Secured Parties or any successor or assign claiming through or under the Secured Parties or the Receiver under the provisions of this Security Agreement unless such claim be the result of dishonesty or gross neglect.

22. Costs.  The Debtor will reimburse the Secured Parties on demand for all interest, commissions, reasonable costs of realization and other costs and expenses (including the full amount of all legal fees and expenses paid by the Secured Parties) incurred by the Secured Parties or any Receiver in connection with the perpetual registration of any financing statement registered in connection with the security interests hereby created, the preparation, execution, perfection, protection, enforcement of and advice with respect to this Security Agreement, the realization, disposition of, retention, protection, insuring or collection of any Collateral, the protection or enforcement of the rights, remedies and powers of the Secured Parties or any Receiver, any costs incurred in complying with control orders and clean-up orders or liabilities to third parties arising out of the Debtor's activities or while enforcing the Secured Parties’ security, and the inspection of, and investigation of title to, the Collateral. All amounts for which the Debtor is required hereunder to reimburse the Secured Parties or any Receiver shall, from the date of disbursement until the date the Secured Parties or the Receiver receives reimbursement, bear interest at the highest rate per annum charged by the Secured Parties on any of the Obligations.

23. Security in Addition and not in Substitution, Remedies Cumulative.  The rights, remedies and powers conferred by this Security Agreement are in addition to, and not in substitution for, any other rights, remedies or powers the Secured Parties may have under this Security Agreement, at law, in equity or by or under the PPSA or any other statute.

24. Statutory Waivers.  To the fullest extent permitted by law, the Debtor waives all of the rights, benefits and protection given by the provisions of any existing or future statute which imposes limitations upon the rights, remedies or powers of the Secured Parties or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

25. Further Assurances.  The Debtor shall at all times, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, transfers, assignments, security agreements and assurances as the Secured Parties may reasonably require in order to give effect to the provisions hereof and for the better granting, transferring, assigning, charging, setting over, assuring, confirming or perfecting the security interests hereby created and the priority accorded to them by law or under this Security Agreement.

26. Acknowledgement.  The Debtor hereby acknowledges receiving a copy of this Security Agreement.

27. Entire Agreement.  This Security Agreement and the agreements referred to herein, including the Purchase Agreement, constitute the entire agreement between the Debtor and the Secured Parties and supersede any prior agreements, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof. Any amendment of this Security Agreement shall not be binding unless in writing and signed by the Vendors’ Representative and the Debtor.

28. Severability.  Any provision of this Security Agreement prohibited by law or otherwise ineffective shall be ineffective only to the extent of such prohibition or ineffectiveness and shall be severable without invalidating or otherwise affecting the remaining provisions hereof.

29. Joint and Several Liability.  If more than one person executes this Security Agreement, their obligations hereunder shall be joint and several.

30. Included Words.  Wherever the singular or the masculine are used herein, the same shall be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

31. Time is of the Essence.  Time shall in all aspects be of the essence in this Security Agreement and no exception or variation of this Security Agreement or any Obligation hereunder shall operate as a waiver of this provision.

32. Governing Law and Attornment.  This Security Agreement shall be construed and enforceable under and in accordance with the laws of British Columbia.

33. Successors and Assigns.  This Security Agreement shall be binding on the Debtor, and the Debtor’s successors and assigns and enure to the benefit of the Secured Parties and the successors and assigns of the Secured Parties.

34. Consent and Waiver. The Debtor consents to the Secured Parties filing such financing statements with respect to this Security Agreement in such jurisdictions as the Secured Parties deems appropriate or advisable, and the Debtor waives all rights to receive from the Secured Parties a copy of any financing statement, financing change statement or verification statement filed at any time in respect of this Security Agreement.

35. Counterparts.  This Security Agreement may be executed in any number of counterparts, and with respect to any of the Secured Parties, by execution of an Omnibus Signature Page to this Agreement and the Purchase Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  In the event that any signature is delivered by an e-mail, which contains a copy of an executed signature page such as a portable document format (.pdf) file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such e-mail of an executed signature page such as a .pdf signature page were an original thereof.

[Signature page follows – remainder of page is intentionally blank]

IN WITNESS WHEREOF the Debtor has executed this Security Agreement on the 21st day of May, 2019.

Debtor:

LOCALITY SYSTEMS Inc.
by its authorized signatory:

By:	/s/ Eddie Ho
Name:	Eddie Ho
Title:	V.P. Operations

Acknowledged and agreed to by:

INPIXON CANADA, Inc.
by its authorized signatory:

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

See Omnibus Signature Pages to
SPA (Secured Parties do not sign here)

VENDORS’ REPRESENTATIVE

/s/ Kirk Moir
Kirk Moir